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                                    AMENDMENT
                                       TO
          REGULATION D COMMON STOCK EQUITY LINE SUBSCRIPTION AGREEMENT

        THIS AMENDMENT AGREEMENT (the "Agreement") is entered into as of June ___, 1998, by and among Techniclone Corporation, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), and the subscriber as named on the signature page hereto (hereinafter referred to as "Subscriber").

                                    RECITALS:

               WHEREAS, pursuant to the Company's offering ("Offering") of up to Twenty Million Dollars ($20,000,000), excluding Warrants, of Common Stock of the Company pursuant to that certain Regulation D Common Stock Equity Line Subscription Agreement, dated June 16, 1998 (the "Subscription Agreement") between the Company and the Subscriber and each of the other subscribers (the "Other Subscribers"), the Company has agreed to sell and the Subscriber has agreed to purchase, from time to time as provided in the Subscription Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Twenty Million Dollars ($20,000,000) and the Company has agreed to issue to the Subscriber, from time to time, warrants to purchase a number of shares of Common Stock, exercisable through December 31, 2004 (the "Subscriber Warrants");

               WHEREAS, pursuant to the terms of that certain Registration Rights Agreement by and between the Company and each Subscriber, dated June 16, 1998 (the "Registration Rights Agreement"), the Company has agreed to provide each Subscriber with certain registration rights with respect to the Common Stock to be issued in the Offering and the Common Stock issuable upon exercise of the Subscriber Warrants;

               WHEREAS, pursuant to Section 6.11 of the Subscription Agreement, the Company has agreed to use its "reasonable best efforts" to cause the Transfer Agent to issue certificates representing the Common Shares and Warrant Shares without a Legend;

               WHEREAS, the Company has agreed to amend Section 6.11 of the Subscription Agreement and to use its "best efforts" to cause the Transfer Agent to issue certificates representing the Common Shares and Warrant Shares without a Legend; and

               WHEREAS, the Company has further agreed to amend Section 6.8 of the Subscription Agreement to cause its independent legal counsel to deliver to Subscribers an additional opinion letter at the time that the Registration Statement referred to in the Registration Rights Agreement is declared effective containing language substantially in the form and substance as provided herein.

                                     TERMS:



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        NOW, THEREFORE, in consideration of the mutual promises,
representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Amendment of Section 6.11. The Company and Subscriber hereby agree and amend Section 6.11 of the Subscription Agreement as follows:

        "Such certificates shall bear a Legend only to the extent permitted by
        Section 6.9 hereof and the Company shall use its best efforts to cause the Transfer Agent to issue such certificates without a Legend, except for the Initial Tranche Shares until such Initial Tranche Shares are registered for resale under the Act."

        2. Amendment of Section 6.8. The Company and Subscriber hereby agree that Exhibit I of the Subscription Agreement shall be in the form attached hereto as Exhibit I, and shall also contain language substantially in the form and substance as follows:

        "In the course of the preparation of the Registration Statement, which involved, among other things, discussions and inquiries concerning the various legal matters and the review of certain corporate records, documents and proceedings, we participated in conferences with certain officers and other representatives of the Company during which the contents of the Registration Statement (including the documents incorporated therein by reference) were discussed, and we advised the Company as to the requirements of the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder. During the course of the representation, nothing has come to our attention to cause us to have reason to believe that the Registration Statement (including the documents incorporated therein by reference) contains any untrue statement of a material fact, or omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading."

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this ___ day of June, 1998.

                                           TECHNICLONE CORPORATION

                                           By: ________________________________
                                              Elizabeth Gorbett-Frost, CFO

                            Address:       Techniclone Corporation
                                           14282 Franklin Avenue
                                           Tustin, CA 92780
                                           Telephone No. (714) 508-6000
                                           Facsimile No.  (714) 838-4094

                                           SUBSCRIBER(S)

                                           ____________________________________
                                           Subscriber's Name

                                           By:_________________________________
                                                  (Signature)
                            Address:       ____________________________________
                                           ____________________________________
                                           ____________________________________